                                                                       Exhibit H

                               Subsidiary Listing
                               ------------------

The  following is a listing of the  subsidiaries  of each  registrant  and their state of  incorporation  or  organization  indented to show degree of remoteness from registrant.

                                                          State or Country of
                                                            Organization or
                      Name of Company                        Incorporation
                      ---------------                        -------------
      (Indentation indicates subsidiary relationship)

 Cinergy Corp.                                               Delaware

    The Cincinnati Gas & Electric Company                    Ohio
      Cinergy Beckjord, LLC                                  Ohio
      Cinergy Conesville, LLC                                Ohio
      Cinergy Dicks Creek, LLC                               Ohio
      Cinergy East Bend, LLC                                 Delaware
      Cinergy Killen, LLC                                    Ohio
      Cinergy Miami Fort, LLC                                Ohio
      Cinergy Stuart, LLC                                    Ohio
      Cinergy Woodsdale, LLC                                 Ohio
      Cinergy Zimmer, LLC                                    Ohio
      Cinergy Power Investments, Inc.                        Ohio
      The Union Light, Heat and Power Company                Kentucky
      Tri-State Improvement Company                          Ohio
      Lawrenceburg Gas Company                               Indiana
      The West Harrison Gas and Electric Company             Indiana
      Miami Power Corporation                                Indiana
      KO Transmission Company                                Kentucky

    PSI Energy, Inc.                                         Indiana
      South Construction Company, Inc.                       Indiana

    Cinergy Services, Inc.                                   Delaware

    CinTec LLC                                               Delaware
      CinTec I LLC                                           Delaware
        eVent Resources I LLC                                Delaware

    Cinergy Technologies, Inc.                               Delaware
      Cinergy Ventures, LLC                                  Delaware
      Cinergy Ventures II, LLC                               Delaware
      Cinergy e-Supply Network, LLC                          Delaware
      Cinergy One, Inc.                                      Delaware
      Cinergy Two, Inc.                                      Delaware

    Cinergy Wholesale Energy, Inc.                           Ohio
      Cinergy Power Generation Services, LLC                 Delaware

    Cinergy Investments, Inc.                                Delaware
      Cinergy-Cadence, Inc.                                  Indiana
        Cadence Network, Inc.                                Delaware
      Cinergy Capital & Trading, Inc.                        Indiana
        CinCap MVC OpCo, LLC                                 Delaware
        CinCap IV, LLC                                       Delaware
        CinCap V, LLC                                        Delaware
        CinCap VIII, LLC                                     Delaware
          VMC Generating Company                             Texas
            CinCap VII, LLC                                  Delaware
            Duke Energy Madison, LLC                         Delaware
            Duke Energy Vermillion, LLC                      Delaware
        SynCap II, LLC                                       Delaware
        Cinergy Transportation, LLC                          Delaware
        CinPower I, LLC                                      Delaware
        CinCap X, LLC                                        Delaware
        CinCap IX, LLC                                       Delaware
        Westwood Operating Company, LLC                      Delaware
        SynCap I, LLC                                        Delaware
        Cinergy Marketing & Trading, LLC                     Delaware
      Cinergy Telecommunications Holding Company, Inc.       Delaware
        Q-Comm Corporation                                   Neveda
        Lattice Communications, LLC                          Delaware
      Cinergy Engineering, Inc.                              Ohio
      Cinergy-Centrus, Inc.                                  Delaware
        Centrus, LLP                                         Indiana
      Cinergy-Centrus Communications, Inc.                   Delaware
      Cinergy Solutions Holding Company, Inc.                Delaware
        1388368 Ontario Inc.                                 Ontario
          Cinergy Solutions Limited Partnership              Ontario
        3036243 Nova Scotia Company                          Nova Scotia
          Cinergy Solutions Limited Partnership              Ontario
        Vestar, Inc.                                         Delaware
          Vestar Limited                                     Ontario
           Optimira Controls, Inc.                           Ontario
           Keen Rose Technology Group Limited                Ontario
        Cinergy EPCOM, LLC                                   Delaware
        Cinergy EPCOM College Park, LLC                      Delaware
        Cinergy Solutions, Inc.                              Delaware
           Cinergy Energy Solutions, Inc.                    Delaware
           Cinergy GASCO Solutions, LLC                      Delaware
           Cinergy Solutions Partners, LLC                   Delaware
           Green Power Holdings, LLC                         Delaware
             Green Power G.P., LLC                           Texas
             Green Power Limited, LLC                        Delaware
           Lansing Grand River Utilities, LLC                Delaware
           Oklahoma Arcadian Utilities, LLC                  Delaware
           Shreveport Red River Utilities, LLC               Delaware
        Energy Equipment Leasing LLC                         Delaware
        Trigen-Solutions Solutions LLC                       Delaware
        Cinergy Solutions of Boca Raton, LLC                 Delaware
        Cinergy Solutions of Tuscola, Inc.                   Delaware
        Trigen-Cinergy Solutions of Ashtabula LLC            Delaware
        Trigen-Cinergy Solutions of Baltimore LLC            Delaware
        Trigen-Cinergy Solutions of Boca Raton, LLC          Delaware
       Trigen-Cinergy Solutions of Cincinnati LLC            Ohio
        Trigen-Cinergy Solutions of College Park, LLC        Delaware
        Trigen-Cinergy Solutions of Danville LLC             Delaware
        Trigen-Cinergy Solutions of Elmgrove, LLC            Delaware
        Trigen-Cinergy Solutions of Illinois L.L.C.          Delaware
        Trigen-Cinergy Solutions of Lansing LLC              Delaware
          Trigen/Cinergy - USFOS of Lansing LLC              Delaware
        Trigen-Cinergy Solutions of Orlando LLC              Delaware
        Trigen-Cinergy Solutions of Owings Mills LLC         Delaware
        Trigen-Cinergy Solutions of Owings Mills Energy
          Equipment Leasing, LLC                             Delaware
        Trigen-Cinergy Solutions of St. Paul LLC             Delaware
          St. Paul Cogeneration LLC                          Minnesota
        Trigen-Cinergy Solutions of Rochester LLC            Delaware
        Trigen-Cinergy Solutions of Silver Grove LLC         Delaware
        Trigen-Cinergy Solutions of Tuscola, LLC             Delaware
      Cinergy Supply Network, Inc.                           Delaware
        Reliant Services, LLC                                Indiana
          MPI Acquisitions                                   Indiana
            Miller Pipeline Corporation                      Indiana
      Cinergy Technology, Inc.                               Indiana
    Cinergy Global Resources, Inc.                           Delaware
      Cinergy Global Power, Inc.                             Delaware
        Cinergy Global Chandler Holding, Inc.                Delaware
           Cinergy Global Chandler I, Inc.                   Delaware
        Cinergy Global Ely, Inc.                             Delaware
          EPR Ely Power Limited                              England
            EPR Ely Limited                                  England
              Ely Power Limited                              England
              Anglian Straw Limited                          England
           Anglian Ash Limited                               England
        Cinergy Global Foote Creek, Inc.                     Delaware
          Foote Creek III, LLC                               Delaware
        Cinergy Global Foote Creek II, Inc.                  Delaware
          Foote Creek II, LLC                                Delaware
        Cinergy Global Foote Creek IV, Inc.                  Delaware
        Cinergy Global Power Services Limited                England
          Cinergy Global Power Limited                       England
          MPI International Limited                          England
        Cinergy Global Power (UK) Limited                    England
          Cinergy Global Trading Limited                     England
            Commercial Electricity Supplies Limited          England
            Renewable Trading Limited                        England
             UK Electric Power Limited                       England
        Cinergy Global San Gorgonio, Inc.                    Delaware
          San Gorgonio Westwinds II, LLC                     California
        Cinergy Global Holdings, Inc.                        Delaware
          Cinergy Holdings B.V.                              The Netherlands
            Cinergy Zambia B.V.                              The Netherlands
              Copperbelt Energy Corporation PLC              Republic of Zambia
            Cinergy Turbines B.V.                            The Netherlands
              EOS PAX I S.L.                                 Spain
              EOS PAX IIa S.L.                               Spain
            Cinergy Hydro B.V.                               The Netherlands
             Cinergy Renovables Ibericas, S.A.               Spain
                Age Inversiones en Medio Ambiente, S.L.      Spain
                  Agrupacion Rubi, SA                        Spain
                    Rubi Tractament Termic Eficient, SA      Spain
                Cinergy Global Power Iberia, S.A.            Spain
                  Escambeo, S.L.                             Spain
                Parque Eolico de Ascoy, S.A.                 Spain
                Tractaments de Juneda, S.A.                  Spain
                Ventoabrego, S.L.                            Spain
                 Sinergia Andaluza, S.L.                     Spain
                 Corporacion Eolica, S.L.                    Spain
                   Corporacion Eolica Aragonesa, S.A.        Spain
                 Compania Productora de Energia para
                   Consumo Interno, S.L.                     Spain
                 EoloCrisa, S.L.                             Spain
              Vendresse Limited                              Isle of Man
              Cinergy 1 B.V.                                 The Netherlands
                 Cinergy Eesti OU                            Estonia
                  Startekor Investeeringute OU               Estonia
                     Aktsiaselts Narva Elektrivork           Estonia
              Cinergy Global Resources 1 B.V.                The Netherlands
                Moravske Teplarny a.s.                       Czech Republic
                Plzenska Energetika a.s.                     Czech Republic
                Cinergy Global Polska Sp. Z.o.o.             Poland
                Cinergy Global Resources 1 Sp. Z.o.o.        Poland
                Cinergy Global Resources a.s.                Czech Republic
                Cinergetika U/L a.s.                         Czech Republic
                Energetika Chropyne a.s.                     Czech Republic
                Teplarna Otrokovice a.s.                     Czech Republic
                Energy Customer Services, s.r.o.             Czech Republic
              Cinergy 2 B.V.                                 The Netherlands
                Desarrollo Eolico del Ebro S.A.              Spain
                Northeolic Pico Gallo, S.L.                  Spain
                Desarrollos Eolico El Aguila, S.A.           Spain
               Sinergia Aragonesa, S.L.                      Spain
            Baghabari I B.V.                                 The Netherlands
              Baghabari Power Company Limited                Bangladesh
             Baghabari II B.V.                               The Netherlands
              Baghabari Power Company Limited                Bangladesh
            Cinergy South Africa Investments 1 B.V.          Netherlands
               Egoli Gas (Proprietary) Limited               South Africa
            Cinergy Global 4 B.V.                            The Netherlands
            Cinergy Global 5 B.V.                            The Netherlands
        Cinergy Global (Cayman) Holdings, Inc.               Cayman Islands
          Cinergy Global Hydrocarbons Pakistan               Cayman Islands
          Cinergy Global Tsavo Power                         Cayman Islands
            IPS-Cinergy Power Limited                        Kenya
              Tsavo Power Company Limited                    Kenya
          Cinergy Global Maranho                             Cayman Islands
          Cinergy MPI V, Inc.                                Cayman Islands
          Cinergy MPI VI, Inc.                               Cayman Islands
          Cinergy MPI VII, Inc.                              Cayman Islands
          Cinergy MPI VIII, Inc.                             Cayman Islands
          Cinergy MPI IX, Inc.                               Cayman Islands
          Cinergy MPI X, Inc.                                Cayman Islands
        Cinergy Global One, Inc.                             Delaware
          CZECHPOL ENERGY spol, s.r.o.                       Czech Republic
            Dneproline                                       Ukraine
            E-line                                           Switzerland
            S-line                                           Slovakia
            U-line                                           Ukraine
            Czechpol Invest                                  Ukraine
            MEAS Brno, a.s.                                  Czech Republic
            PEAS Praha, a.s.                                 Czech Republic
            Moravia Energo                                   Czech Republic
            SK Invest a.s.                                   Slovakia
        Midlands Hydrocarbons (Bangladesh) Limited           England
        Powermid No. 1                                       England
        Cinergy Global Power Africa (Proprietary)
          Limited                                            South Africa
      Cinergy UK, Inc.                                       Delaware